Exhibit 99.1

InfraREIT, Inc. 1807 Ross Avenue, 4th Floor Dallas, TX 75201

PRESS RELEASE

InfraREIT Reports Third Quarter 2016 and Year-to-Date Results

DALLAS, TEXAS, Nov. 3, 2016—InfraREIT, Inc. (NYSE: HIFR) (“InfraREIT” or the “Company”) today reported financial results for the third quarter and first nine months of 2016 and provided the Company’s financial outlook.

InfraREIT reported the following third quarter 2016 financial highlights:

•	Net income was $23.6 million
•	Net income attributable to InfraREIT, Inc. common stockholders per share was $0.39 per share
•	Non-GAAP earnings per share (“Non-GAAP EPS”) was $0.32 per share
•	Cash available for distribution (“CAD”) was $19.4 million
•	Adjusted earnings before interest, taxes, depreciation and amortization (“Adjusted EBITDA”) was $39.7 million
•	Quarterly dividend declared of $0.25 per share of common stock, $1.00 per share annualized

Reaffirmed 2016 guidance:

•	Non-GAAP EPS range of $1.15 to $1.25
•	CAD range of $70 million to $76 million
•	Annualized dividend per share of $1.00

Updated guidance:

•	Net income range of $67 million to $73 million
•	Net income attributable to InfraREIT, Inc. common stockholders per share range of $1.10 to $1.20
•	Capital expenditure range of $470 million to $630 million for the period of 2016 through 2018
•	Expect to maintain the Company’s current quarterly cash dividend of $0.25 per share, or $1.00 per share annualized, through the resolution of the rate case

Recent events:

•

In the ongoing rate case of the Company’s sole tenant, Sharyland Utilities, L.P. (“Sharyland”), the Public Utility Commission of Texas (“PUCT”) issued a preliminary order (“Preliminary Order”) in October 2016 requiring the Company’s regulated subsidiary, Sharyland Distribution & Transmission Services, L.L.C. (“SDTS”) to file an amended rate filing package with Sharyland no later than January 1, 2017.  Among other things, the Preliminary Order indicates that the PUCT will regulate the lease payments that Sharyland makes to SDTS as tariffs under applicable Texas regulatory law.

“We continued to advance on our growth strategy as demonstrated by our strong financial performance in the third quarter,” said David A. Campbell, Chief Executive Officer of InfraREIT.  “We remain comfortable with, and are reaffirming, our Non-GAAP EPS and CAD guidance ranges for 2016. We do not intend to update guidance beyond 2016 until after the conclusion of the rate case, primarily because the Preliminary Order creates potential uncertainty around the calculation of our lease payments and the mechanisms for updating lease payments to account for new assets placed in service.  Over the course of the rate case, we will remain focused on achieving an outcome that includes an effective and efficient process for regulating Sharyland, SDTS, and the leases and is workable for our business.”

“The current economic environment in West Texas has also affected our planning,” Campbell added. “Primarily due to reduced levels of commitments and follow-through in customer-identified projects and forecasts and the relative geographic concentration of recent and expected load growth, we are lowering our capital expenditure forecast for 2017 and 2018.”

Solid Results in Third Quarter 2016

Lease revenue increased 19 percent to $49.4 million for the three months ended September 30, 2016, compared to the same period in 2015.  For the third quarter of 2016, base rent contributed $38.6 million and percentage rent contributed $10.8 million, compared to $31.3 million of base rent and $10.2 million of percentage rent for the third quarter of 2015.

Net income was $23.6 million in the third quarter of 2016, compared to net income of $19.4 million in the third quarter of 2015.  Net income attributable to InfraREIT, Inc. common stockholders was $0.39 per share during the third quarter of 2016 compared to $0.32 per share during the same period in 2015.

Non-GAAP EPS was $0.32 per share for the third quarter of 2016 and $0.28 per share for the third quarter of 2015.  In the third quarter of 2016, CAD was $19.4 million compared to $17.1 million for the third quarter of 2015.  Adjusted EBITDA was $39.7 million for the third quarter of 2016, an increase of 19 percent, compared to $33.5 million for the same period in 2015.  Funds from Operations (“FFO”) was $35.4 million for the third quarter of 2016, compared to $29.7 million from the same period in 2015.  For the third quarter of 2016, FFO on an adjusted basis (“AFFO”) was $30.0 million, an increase of 13 percent, compared to $26.5 million for the same period in 2015.

First Nine Months of 2016 Performance

Lease revenue increased 17 percent to $116.9 million for the nine months ended September 30, 2016, compared to the same period in 2015.  Base rent contributed $106.1 million and percentage rent contributed $10.8 million for the first nine months of 2016, compared to base rent of $90.1 million and percentage rent of $10.2 million for the same period of 2015.

Net income was $41.6 million for the first nine months of 2016, compared to a net loss of $7.6 million for the first nine months of 2015.  Net income attributable to InfraREIT, Inc. common stockholders was $0.69 per share during the first nine months of 2016 compared to $(0.15) during the first nine months of 2015.

Non-GAAP EPS was $0.93 per share for the first nine months of 2016 and $0.90 per share for the same period in 2015.  Non-GAAP EPS during the nine months ended September 30, 2016 was based on 60.6 million weighted average shares outstanding compared to 58.8 million weighted average shares outstanding during the same period of 2015.

During the first nine months of 2016, CAD was $57.0 million compared to $53.6 million during the same period in 2015.  Adjusted EBITDA was $115.6 million for the first nine months of 2016, an increase of 14 percent, compared to $101.8 million for the same period in 2015.  FFO was $75.9 million for the first nine months of 2016, compared to $21.8 million for the same period in 2015.  For the first nine months of 2016, AFFO was $87.6 million, an increase of 9 percent, compared to $80.1 million for the same period in 2015.

Liquidity and Capital Resources

As of September 30, 2016, the Company had $11.0 million of unrestricted cash and cash equivalents and $232.5 million of unused capacity under its revolving credit facilities.

Outlook and Guidance

Net income is projected in the range of $67 million to $73 million for 2016. Net income attributable to InfraREIT, Inc. common stockholders per share is estimated in the range of $1.10 to $1.20 for 2016.  Non-GAAP EPS is estimated in the range of $1.15 to $1.25 for 2016. The estimated range for CAD for 2016 is $70 million to $76 million.

The Company estimates footprint capital expenditures in the following ranges over the next three years: $220 million to $240 million for 2016; $175 million to $240 million for 2017; and $75 million to $150 million for 2018.  During this quarter’s review, the Company lowered its 2017 and 2018 forecasted capital expenditures range due primarily to lower levels of commitments and follow-through in customer-identified projects and forecasts, a slower pace of load growth, and the relative geographic concentration of recent and expected load growth in Sharyland’s service territory.

As part of the August 3, 2016 second quarter 2016 earnings report, the Company described that it anticipated that footprint capital expenditures would enable a projected compounded annual growth rate (“CAGR”) range in dividends per share of 8 percent to 10 percent from 2015 to 2018, with a targeted payout ratio of 80 percent to 90 percent of CAD.  As noted in the August 3rd report, this guidance assumed, and was subject to, continuity in lease treatment and a range of regulatory outcomes consistent with the rates Sharyland requested in its April 2016 rate case filing.  The Company anticipates that, even given the change in the capital expenditure forecast (and subject to the other described factors), footprint capital expenditures would have enabled a projected CAGR range in dividends per share in the lower half of the 8 percent to 10 percent range from 2015 to 2018, if other conditions were unchanged.  However, in light of the pending rate case and the potential uncertainty resulting from the Preliminary Order regarding the calculation of our lease payments and mechanisms for updating lease payments to account for new assets placed in service, the Company does not intend to provide or update guidance beyond 2016 until after the conclusion of the rate case.

InfraREIT expects to maintain the Company’s current quarterly cash dividend of $0.25 per share, or $1.00 per share annualized, through the resolution of the rate case.

The Company’s consolidated debt profile continues to target debt as a percentage of total capitalization at or below 60 percent and AFFO-to-debt of at least 12 percent.

The guidance provided above constitutes forward-looking statements, which are based on current economic conditions and estimates, and the Company does not include other potential impacts, such as changes in accounting or unusual items. Supplemental information relating to the Company’s financial outlook is posted in the Investor Relations section of the Company’s Web site at www.InfraREITInc.com.

Pending Rate Case

As a result of a Preliminary Order issued by the PUCT in October 2016, SDTS and Sharyland are required to:

•	File amended rate filing packages no later than January 1, 2017;
•	Amend the rate case application to request PUCT approval of a tariff establishing terms and conditions for the leases between Sharyland and SDTS; and
•	Amend the rate case application to request the PUCT to issue SDTS its own certificate of convenience and necessity.

The Preliminary Order also contemplates that the Company will replace the five current leases between Sharyland and SDTS with two leases, one for transmission assets and one for distribution assets.  The Preliminary Order provides that the PUCT’s determinations in the rate case will supersede prior orders to the extent of any conflict, but will not rescind the PUCT’s 2008 approval of the transfer of transmission and distribution assets from Sharyland to SDTS.  As a result of the PUCT’s regulation of the leases as part of a PUCT-approved tariff for SDTS, the rent that the Company is permitted to charge Sharyland under the leases will be established and approved by the PUCT.

InfraREIT and Sharyland intend to work with the PUCT staff and other interested parties throughout the rate case to develop and implement an approach for regulating Sharyland, SDTS and the leases in a manner that is consistent with applicable laws and regulations, is constructive for customers, is workable for the Company’s business and positions InfraREIT to continue to operate as a REIT. The Company expects other rate case issues, such as allowed return on equity, capital structure, cost of debt and income tax allowance, to be determined by the PUCT’s final order at the conclusion of the rate case.  The timing and outcome of the rate case is uncertain, although the Company currently expects it to be completed during 2017.

Sharyland previously filed a system-wide rate case, PUCT Docket No. 45414, to review and set regulatory transmission and distribution delivery rates on April 29, 2016.  Sharyland’s April 2016 rate case filing addressed conditions required by its 2013 rate case; provided for the review of all invested capital since the year ended December 31, 2012 through the year ended December 31, 2015, and the consolidation of two existing tariffs (the tariff for the Stanton, Brady and Celeste service territories and the tariff for the McAllen service territory); and proposed “cost-based rates” for Sharyland’s distribution customers.

Supplemental information relating to the rate case can be found at www.InfraREITInc.com under the “About InfraREIT/Sharyland Utilities-Our Tenant” section of the Company’s Web site.  InfraREIT will also post updates to this section of the Company’s Web site as new information becomes available.

Hunt Project Quarterly Updates

InfraREIT’s quarterly “Hunt Project Updates” (previously described as “ROFO Project Updates”) can be found on the Company’s Web site (www.InfraREITInc.com) under the “Hunt Transmission-Our Developer” and “Investor Relations” sections and in the “3Q 2016 Results & Supplemental Information” presentation posted on the Company’s Web site.

Dividends and Distributions

On September 1, 2016, InfraREIT’s board of directors declared a cash distribution by InfraREIT’s operating partnership to all unit holders of record, including InfraREIT, on September 30, 2016 of $0.25 per unit for a total distribution of $15.2 million ($10.9 million to InfraREIT).  Also, on September 1, 2016, InfraREIT’s board of directors declared a cash dividend to stockholders of record of InfraREIT on September 30, 2016, of $0.25 per share for a total of $10.9 million.  The cash distribution and cash dividend were paid on October 20, 2016.

Conference Call and Webcast

As previously announced, management will host a teleconference call November 3, 2016, at 10 a.m. U.S. Central time (11 a.m. U.S. Eastern time). David A. Campbell, Chief Executive Officer, and Brant Meleski, Chief Financial Officer, will discuss InfraREIT’s results and financial outlook.

Investors and analysts are invited to participate in the call by phone at 1-855-560-2576, or internationally at 1-412-542-4162, (access code: 10084188) or via the Internet at www.InfraREITInc.com. A replay of the call will be available on the Company’s Web site or by phone at 1-877-344-7529, or internationally at 1-412-317-0088, (access code: 10084188) for a seven-day period following the call.

Non-GAAP Measures

This press release contains certain financial measures that are not recognized under generally accepted accounting principles (“GAAP”). InfraREIT uses Non-GAAP EPS, CAD, EBITDA, Adjusted EBITDA, FFO and AFFO as important supplemental measures of the Company’s operating performance.  For example, management uses the CAD measurement when recommending dividends to its board of directors.  The Company also presents non-GAAP performance measures because management believes they help investors understand InfraREIT’s business, performance and ability to earn and distribute cash to its stockholders by providing perspectives not immediately apparent from net income. InfraREIT has a diverse set of investors, including investors that primarily focus on utilities, yieldcos, MLPs or REITs.  InfraREIT’s management believes that each of these different classes of investors focus on different types of metrics in their evaluation of InfraREIT.  For instance, many utility investors focus on earnings per share and management believes the Company’s presentation of Non-GAAP EPS enables a better comparison to other utilities.  InfraREIT’s management believes it is appropriate to calculate and provide these measures in order to be responsive to these investors.  Including reporting on these measures in InfraREIT’s public disclosures also ensures that this information is available to all of InfraREIT’s investors.  The non-GAAP measures presented in this press release are not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. In addition, InfraREIT’s method of calculating these measures may be different from methods used by other companies, and, accordingly, may not be comparable to similar measures as calculated by other companies that do not use the same methodology as InfraREIT. Reconciliations of these measures to their most directly comparable GAAP measures are included in the Schedules to this press release.

About InfraREIT, Inc.

InfraREIT is a real estate investment trust that owns rate-regulated electric transmission and distribution assets in the state of Texas. The Company is externally managed by Hunt Utility Services, LLC, an affiliate of Hunt Consolidated, Inc. (a diversified holding company based in Dallas, Texas, and managed by the Ray L. Hunt family). The Company’s shares are traded on the New York Stock Exchange under the symbol “HIFR.” Additional information on InfraREIT is available at www.InfraREITInc.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws. These statements give InfraREIT management’s current expectations, and contain projections of results of operations or financial condition or forecasts of future events. Words such as “could,” “will,” “may,” “assume,” “forecast,” “strategy,” “guidance,” “outlook,” “target,” “expect,” “intend,” “plan,” “estimate,” “anticipate,” “believe” or “project” and similar expressions are used to identify forward-looking statements. Without limiting the generality of the foregoing, forward-looking statements contained in this press release include InfraREIT’s expectations regarding its anticipated financial and operational performance, including projected or forecasted financial results, distributions to stockholders, capital expenditures, CAD and Non-GAAP EPS amounts, AFFO-to-debt ratios, capitalization matters and other forecasted metrics. Forward-looking statements can be affected by assumptions used or known or unknown risks or uncertainties. Consequently, no forward-looking statements can be guaranteed and actual results may differ materially and adversely from those reflected in the forward-looking statements. Factors that could cause actual results to differ materially from those indicated in the forward-looking statements include, among others, the following: (a) decisions by regulators or changes in governmental policies and regulations with respect to the Company’s organizational structure, lease arrangements, capitalization, acquisitions and dispositions of assets, recovery of investments, the Company’s authorized rate of return and other regulatory parameters; (b) the Company’s current reliance on its tenant for all of its revenues and, as a result, its dependency on the tenant’s solvency and financial and operating performance; (c) risks that the capital expenditures the Company expects will not materialize for a variety of reasons; (d) risks related to future lease negotiations or non-renewal of leases with the Company’s tenant; (e) insufficient cash available to meet distribution requirements; and (f) the Company’s ability to make strategic acquisitions that add to its rate base.  These and other applicable uncertainties, factors and risks are described more fully in the Company’s filings with the U. S. Securities and Exchange Commission.

Any forward-looking statement made by the Company in this press release is based only on information currently available to InfraREIT and speaks only as of the date on which it is made. InfraREIT undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, other than required by applicable law.

InfraREIT, Inc.

CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except share amounts)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Lease revenue
Base rent	$38,629	$31,253	$106,079	$90,083
Percentage rent	10,790	10,199	10,790	10,199
Total lease revenue	49,419	41,452	116,869	100,282
Operating costs and expenses
General and administrative expense	5,336	5,504	15,861	58,965
Depreciation	11,828	10,259	34,312	29,438
Total operating costs and expenses	17,164	15,763	50,173	88,403
Income from operations	32,255	25,689	66,696	11,879
Other (expense) income
Interest expense, net	(9,379)	(6,723)	(27,276)	(21,084)
Other income, net	1,024	707	2,920	2,180
Total other expense	(8,355)	(6,016)	(24,356)	(18,904)
Income (loss) before income taxes	23,900	19,673	42,340	(7,025)
Income tax expense	299	243	778	575
Net income (loss)	23,601	19,430	41,562	(7,600)
Less: Net income (loss) attributable to noncontrolling interest	6,560	5,458	11,598	(1,061)
Net income (loss) attributable to InfraREIT, Inc.	$17,041	$13,972	$29,964	$(6,539)
Net income (loss) attributable to InfraREIT, Inc. common stockholders per share:
Basic	$0.39	$0.32	$0.69	$(0.15)
Diluted	$0.39	$0.32	$0.69	$(0.15)
Cash dividends declared per common share	$0.250	$0.225	$0.750	$0.850
Weighted average common shares outstanding (basic shares)	43,755	43,565	43,634	42,787
Redemption of operating partnership units	—	—	—	—
Weighted average dilutive shares outstanding (diluted shares)	43,755	43,565	43,634	42,787
Due to the anti-dilutive effect, the computation of diluted earnings per share does not reflect the following adjustments:
Net income (loss) attributable to noncontrolling interest	$6,560	$5,458	$11,598	$(1,061)
Redemption of operating partnership units	16,884	17,028	16,999	15,964

InfraREIT, Inc.

CONSOLIDATED BALANCE SHEETS

(In thousands, except share amounts)

	September 30, 2016	December 31, 2015
	(Unaudited)
Assets
Current Assets
Cash and cash equivalents	$11,029	$9,471
Restricted cash	1,682	1,682
Due from affiliates	25,974	31,172
Inventory	6,830	6,731
Prepaids and other current assets	769	560
Total current assets	46,284	49,616
Electric Plant, net	1,589,692	1,434,531
Goodwill	138,384	138,384
Other Assets	38,642	40,979
Total Assets	$1,813,002	$1,663,510
Liabilities and Equity
Current Liabilities
Accounts payable and accrued liabilities	$32,513	$22,943
Short-term borrowings	92,500	54,000
Current portion of long-term debt	7,740	7,423
Dividends and distributions payable	15,160	13,634
Accrued taxes	4,090	3,312
Total current liabilities	152,003	101,312
Long-Term Debt, Less Deferred Financing Costs	711,484	617,305
Regulatory Liability	18,409	10,625
Total liabilities	881,896	729,242
Commitments and Contingencies
Equity
Common stock, $0.01 par value; 450,000,000 shares authorized; 43,764,471 and 43,565,495 issued and outstanding as of September 30, 2016 and December 31, 2015, respectively	438	436
Additional paid-in capital	705,704	702,213
Accumulated deficit	(27,289)	(24,526)
Total InfraREIT, Inc. equity	678,853	678,123
Noncontrolling interest	252,253	256,145
Total equity	931,106	934,268
Total Liabilities and Equity	$1,813,002	$1,663,510

InfraREIT, Inc.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Nine Months Ended September 30,
	2016	2015
Cash flows from operating activities
Net income (loss)	$41,562	$(7,600)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation	34,312	29,438
Amortization of deferred financing costs	3,010	2,436
Allowance for funds used during construction — other funds	(2,903)	(2,180)
Reorganization structuring fee	—	44,897
Realized gain on sale of marketable securities	—	(66)
Equity based compensation	750	493
Changes in assets and liabilities:
Due from affiliates	5,198	6,175
Inventory	(99)	322
Prepaids and other current assets	(209)	(303)
Accounts payable and accrued liabilities	11,327	4,624
Net cash provided by operating activities	92,948	78,236
Cash flows from investing activities
Additions to electric plant	(179,765)	(164,890)
Proceeds from sale of assets	—	41,211
Sale of marketable securities	—	1,065
Cash paid to InfraREIT, L.L.C. investors in the merger, net of cash assumed	—	(172,400)
Net cash used in investing activities	(179,765)	(295,014)
Cash flows from financing activities
Net proceeds from issuance of common stock upon initial public offering	—	493,722
Proceeds from short-term borrowings	94,500	53,000
Repayments of short-term borrowings	(56,000)	(253,000)
Proceeds from borrowings of long-term debt	100,000	—
Repayments of long-term debt	(5,528)	(14,389)
Deferred financing costs	(649)	(481)
Dividends and distributions paid	(43,948)	(47,961)
Net cash provided by financing activities	88,375	230,891
Net increase in cash and cash equivalents	1,558	14,113
Cash and cash equivalents at beginning of period	9,471	15,612
Cash and cash equivalents at end of period	$11,029	$29,725

Non-GAAP Measures

Schedule 1

InfraREIT, Inc.

Explanation and Reconciliation of Non-GAAP EPS

Non-GAAP EPS

InfraREIT defines non-GAAP net income as net income (loss) adjusted in a manner the Company believes is appropriate to show its core operational performance, including: (a) adding back the non-cash reorganization structuring fee, (b) adding back the reorganization expense related to the Company’s initial public offering (IPO) and related reorganization transactions, (c) adding back the expense related to the contingent consideration issued as deemed capital credits, (d) a quarterly, not annual, adjustment for the difference between the amount of percentage rent payments that the Company expects to receive with respect to the applicable period and the amount of percentage rent the Company recognizes under GAAP during the period and (e) an adjustment for the difference between the amount of base rent payments that the Company receives with respect to the applicable period and the amount of straight-line base rent recognized under GAAP.  The Company defines Non-GAAP EPS as non-GAAP net income (loss) divided by the weighted average shares outstanding calculated in the manner described in the footnotes below.

The following tables sets forth a reconciliation of net income (loss) attributable to InfraREIT, Inc. per diluted share to Non-GAAP EPS:

	Three Months Ended September 30, 2016		Three Months Ended September 30, 2015
(In thousands, except per share amounts, unaudited)	Amount	Per Share (3)	Amount	Per Share (4)
Net income attributable to InfraREIT, Inc.	$17,041	$0.39	$13,972	$0.32
Net income attributable to noncontrolling interest	6,560	0.39	5,458	0.32
Net income	23,601	0.39	19,430	0.32
Non-cash reorganization structuring fee	—	—	—	—
Reorganization expenses	—	—	—	—
Percentage rent adjustment (1)	(2,998)	(0.05)	(2,791)	(0.05)
Base rent adjustment (2)	(1,396)	(0.02)	338	0.01
Non-GAAP net income	$19,207	$0.32	$16,977	$0.28

	Nine Months Ended September 30, 2016		Nine Months Ended September 30, 2015
(In thousands, except per share amounts, unaudited)	Amount	Per Share (5)	Amount	Per Share (6)
Net income (loss) attributable to InfraREIT, Inc.	$29,964	$0.69	$(6,539)	$(0.15)
Net income (loss) attributable to noncontrolling interest	11,598	0.68	(1,061)	(0.07)
Net income (loss)	41,562	0.69	(7,600)	(0.13)
Non-cash reorganization structuring fee	—	—	44,897	0.76
Reorganization expenses	—	—	333	0.01
Percentage rent adjustment (1)	10,038	0.16	9,768	0.17
Base rent adjustment (2)	4,602	0.08	5,469	0.09
Non-GAAP net income	$56,202	$0.93	$52,867	$0.90

(1)

Represents the difference between the amount of percentage rent payments and the amounts recognized during the applicable period, if any. Although the Company receives percentage rent payments related to each quarter, it does not recognize lease revenue related to percentage rent payments until the Company’s tenant’s annual gross revenues exceed minimum specified annual breakpoints under the leases.

(2)

This adjustment relates to the difference between the timing of cash base rent payments made under the Company’s leases and when the Company recognizes base rent revenue under GAAP. The Company recognizes base rent on a straight-line basis over the applicable term of the lease commencing when the related assets are placed in service, which is frequently different than the period in which the cash base rent becomes due.

(3)

The weighted average common shares outstanding during the three months ended September 30, 2016 of 43.7 million was used to calculate net income attributable to InfraREIT, Inc. per diluted share.  The weighted average redeemable partnership units outstanding during the three months ended September 30, 2016 of 16.9 million was used to calculate net income attributable to noncontrolling interest per share.  The combination of the weighted average common shares and redeemable partnership units outstanding during the three months ended September 30, 2016 of 60.6 million was used for the remainder of the per share calculations.

(4)

The weighted average common shares outstanding during the three months ended September 30, 2015 of 43.6 million was used to calculate net income attributable to InfraREIT, Inc. per diluted share.  The weighted average redeemable partnership units outstanding during the three months ended September 30, 2015 of 17.0 million was used to calculate net income attributable to noncontrolling interest per share.  The combination of the weighted average common shares and redeemable partnership units outstanding during the three months ended September 30, 2015 of 60.6 million was used for the remainder of the per share calculations.

(5)

The weighted average common shares outstanding during the nine months ended September 30, 2016 of 43.6 million was used to calculate net income attributable to InfraREIT, Inc. per diluted share.  The weighted average redeemable partnership units outstanding during the nine months ended September 30, 2016 of 17.0 million was used to calculate net income attributable to noncontrolling interest per share.  The combination of the weighted average common shares and redeemable partnership units outstanding during the nine months ended September 30, 2016 of 60.6 million was used for the remainder of the per share calculations.

(6)

The weighted average common shares outstanding during the nine months ended September 30, 2015 of 42.8 million was used to calculate net loss attributable to InfraREIT, Inc. per diluted share.  The weighted average redeemable partnership units outstanding during the nine months ended September 30, 2015 of 16.0 million was used to calculate net loss attributable to noncontrolling interest per share.  The combination of the weighted average common shares and redeemable partnership units outstanding during the nine months ended September 30, 2015 of 58.8 million was used for the remainder of the per share calculations.

Schedule 2

InfraREIT, Inc.

Explanation and Reconciliation of CAD

CAD

The Company defines CAD in a manner that it believes is appropriate to show its core operational performance, which includes a deduction of the portion of capital expenditures needed to maintain its net assets.  This deduction equals depreciation expense within the applicable period. The portion of the capital expenditures in excess of depreciation, which the Company refers to as growth capital expenditures, will increase the Company’s net assets. The CAD calculation also includes various other adjustments from net income, as outlined below and described in more detail on Schedules 1, 3 and 4.

The following table sets forth a reconciliation of net income (loss) to CAD:

	Three Months Ended September 30,		Nine Months Ended September 30,
(In thousands, unaudited)	2016	2015	2016	2015
Net income (loss)	$23,601	$19,430	$41,562	$(7,600)
Depreciation	11,828	10,259	34,312	29,438
Non-cash reorganization structuring fee	—	—	—	44,897
Percentage rent adjustment (1)	(2,998)	(2,791)	10,038	9,768
Base rent adjustment (2)	(1,396)	338	4,602	5,469
Amortization of deferred financing costs	1,003	612	3,010	2,436
Reorganization expenses	—	—	—	333
Non-cash equity compensation	230	185	750	493
Other income, net (3)	(1,024)	(707)	(2,920)	(2,180)
Capital expenditures to maintain net assets	(11,828)	(10,259)	(34,312)	(29,438)
CAD	$19,416	$17,067	$57,042	$53,616

(1)	See footnote (1) on Schedule 1 on Explanation and Reconciliation on Non-GAAP EPS
(2)	See footnote (2) on Schedule 1 on Explanation and Reconciliation on Non-GAAP EPS
(3)

Includes allowance for funds used during construction (“AFUDC”) on other funds of $1.0 million and $0.7 million for the three months ended September 30, 2016 and 2015, respectively, and $2.9 million and $2.2 million for the nine months ended September 30, 2016 and 2015, respectively.

Schedule 3

InfraREIT, Inc.

Explanation and Reconciliation of EBITDA and Adjusted EBITDA

EBITDA and Adjusted EBITDA

InfraREIT defines EBITDA as net income (loss) before interest expense, net; income tax expense; depreciation and amortization. Adjusted EBITDA is defined as EBITDA adjusted in a manner the Company believes is appropriate to show its core operational performance, including: (a) adding back the non-cash reorganization structuring fee, (b) a quarterly, not annual, adjustment for the difference between the amount of percentage rent payments that the Company expects to receive with respect to the applicable period and the amount of percentage rent the Company recognizes under GAAP during the period, (c) an adjustment for the difference between the amount of base rent payments that the Company receives with respect to the applicable period and the amount of straight-line base rent recognized under GAAP, (d) adding back the reorganization expense related to the Company’s IPO and related reorganization transactions and (e) adjusting for other income (expense), net.

The following table set forth a reconciliation of net income (loss) to EBITDA and Adjusted EBITDA:

	Three Months Ended September 30,		Nine Months Ended September 30,
(In thousands, unaudited)	2016	2015	2016	2015
Net income (loss)	$23,601	$19,430	$41,562	$(7,600)
Interest expense, net	9,379	6,723	27,276	21,084
Income tax expense	299	243	778	575
Depreciation	11,828	10,259	34,312	29,438
EBITDA	45,107	36,655	103,928	43,497
Non-cash reorganization structuring fee	—	—	—	44,897
Percentage rent adjustment (1)	(2,998)	(2,791)	10,038	9,768
Base rent adjustment (2)	(1,396)	338	4,602	5,469
Reorganization expenses	—	—	—	333
Other income, net (3)	(1,024)	(707)	(2,920)	(2,180)
Adjusted EBITDA	$39,689	$33,495	$115,648	$101,784

(1)	See footnote (1) on Schedule 1 on Explanation and Reconciliation of Non-GAAP EPS
(2)	See footnote (2) on Schedule 1 on Explanation and Reconciliation of Non-GAAP EPS
(3)	See footnote (3) on Schedule 2 on Explanation and Reconciliation of CAD

Schedule 4

InfraREIT, Inc.

Explanation and Reconciliation of FFO and AFFO

FFO and AFFO

The National Association of Real Estate Investment Trusts (“NAREIT”) defines FFO as net income (computed in accordance with GAAP), excluding gains and losses from sales of property (net) and impairments of depreciated real estate, plus real estate depreciation and amortization (excluding amortization of deferred financing costs) and after adjustments for unconsolidated partnerships and joint ventures. Applying the NAREIT definition to the Company’s consolidated financial statements, which is the basis for the FFO presented in this press release and the reconciliations below, results in FFO representing net income (loss) before depreciation, impairment of assets and gain (loss) on sale of assets. FFO does not represent cash generated from operations as defined by GAAP and it is not indicative of cash available to fund all cash needs, including distributions.

AFFO is defined as FFO adjusted in a manner the Company believes is appropriate to show its core operational performance, including: (a) adding back the non-cash reorganization structuring fee, (b) a quarterly, not annual, adjustment for the difference between the amount of percentage rent payments that the Company expects to receive with respect to the applicable period and the amount of percentage rent the Company recognizes under GAAP during the period, (c) an adjustment for the difference between the amount of base rent payments that the Company receives with respect to the applicable period and the amount of straight-line base rent recognized under GAAP, (d) adding back the reorganization expense related to the Company’s IPO and related reorganization transactions and (e) adjusting for other income (expense), net.

The following table sets forth a reconciliation of net income (loss) to FFO and AFFO:

	Three Months Ended September 30,		Nine Months Ended September 30,
(In thousands, unaudited)	2016	2015	2016	2015
Net income (loss)	$23,601	$19,430	$41,562	$(7,600)
Depreciation	11,828	10,259	34,312	29,438
FFO	35,429	29,689	75,874	21,838
Non-cash reorganization structuring fee	—	—	—	44,897
Percentage rent adjustment (1)	(2,998)	(2,791)	10,038	9,768
Base rent adjustment (2)	(1,396)	338	4,602	5,469
Reorganization expenses	—	—	—	333
Other income, net (3)	(1,024)	(707)	(2,920)	(2,180)
AFFO	$30,011	$26,529	$87,594	$80,125

(1)	See footnote (1) on Schedule 1 on Explanation and Reconciliation of Non-GAAP EPS
(2)	See footnote (2) on Schedule 1 on Explanation and Reconciliation of Non-GAAP EPS
(3)	See footnote (3) on Schedule 2 on Explanation and Reconciliation of CAD

Schedule 5

InfraREIT, Inc.

Explanation and Reconciliation of Forecasted Guidance for 2016

Forecasted GAAP net income attributable to InfraREIT, Inc. to Non-GAAP EPS and CAD

The Company provides yearly guidance for the supplemental financial measures it uses in evaluating the Company’s operating performance. These metrics include Non-GAAP EPS and CAD.  These financial measures help the Company and investors better understand the Company’s business, performance and ability to earn and distribute cash to stockholders by providing perspectives not immediately apparent from net income.

The following table sets forth a reconciliation of the forecasted GAAP net income attributable to InfraREIT, Inc. per share to

Non-GAAP EPS for the year ending December 31, 2016.

	Full Year 2016
(Per share amounts, unaudited)	Low	High
Net income attributable to InfraREIT, Inc.	$1.10	$1.20
Net income attributable to noncontrolling interest	1.10	1.20
Net income	1.10	1.20
Base rent adjustment	0.05	0.05
Non-GAAP net income	$1.15	$1.25

The following table sets forth a reconciliation of the forecasted GAAP net income to CAD for the year ending December 31, 2016.

	Full Year 2016
(In millions, unaudited)	Low	High
Net income	$67	$73
Depreciation	47	47
Base rent adjustment	3	3
Amortization of deferred financing costs	3	3
Non-cash equity compensation	1	1
Other income, net	(4)	(4)
Capital expenditures to maintain net assets	(47)	(47)
CAD	$70	$76

For additional information, contact:

For Investors:	Brook Wootton
Director, Investor Relations
InfraREIT, Inc.
214-855-6748
For Media:	Jeanne Phillips
Senior Vice President, Corporate Affairs & International Relations
Hunt Consolidated, Inc.
214-978-8534

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